Exhibit 99.906CERT

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the report on Form N-CSR of Tradr ETFs, each a series of Investment Managers Series Trust II (the “Trust”), for the six months ended March 31, 2026 (the “Report”), Scott Schulenburg, as President and Principal Executive Officer of the Trust, and Rita Dam, as Treasurer and Principal Financial Officer of the Trust, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date	8/31/26

/s/ Scott Schulenburg
Scott Schulenburg
President and Principal Executive Officer

/s/ Rita Dam
Rita Dam
Treasurer and Principal Financial Officer

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Investment Managers Series Trust II for purposes of Section 18 of the Securities Exchange Act of 1934.